      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 3, 1999

                                                      REGISTRATION NO. 333-74667
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                AMENDMENT NO. 6

                                       TO
                                    FORM S-1
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                            ------------------------
                            HIGH SPEED ACCESS CORP.
             (Exact Name of Registrant as Specified in its Charter)

                DELAWARE                                   7370                                  61-1324009
    (State or Other Jurisdiction of            (Primary Standard Industrial                   (I.R.S. Employer
     Incorporation or Organization)            Classification Code Number)                 Identification Number)

                          4100 EAST MISSISSIPPI AVENUE
                             DENVER, COLORADO 80246
                                 (303) 256-2000
  (Address, Including Zip Code, and Telephone Number, Including Area Code, of
                   Registrant's Principal Executive Offices)
                            ------------------------

                                   Copies to:

                   MR. RON PITCOCK, SR.                                       MR. W. KENT OYLER, III
                         PRESIDENT                                            CHIEF OPERATING OFFICER
                  HIGH SPEED ACCESS CORP.                                     HIGH SPEED ACCESS CORP.
               4100 EAST MISSISSIPPI AVENUE                                    1000 W. ORMSBY AVENUE
                  DENVER, COLORADO 80246                                    LOUISVILLE, KENTUCKY 40210
                      (303) 256-2000                                              (502) 515-3333

 (Name, Address, Including Zip Code, and Telephone Number, Including Area Code,
                             of Agent for Service)
                            ------------------------

                                   Copies to:

             RICHARD R. PLUMRIDGE, ESQ.                              JEREMY W. DICKENS, ESQ.
               JOHN E. HAYES III, ESQ.                             WEIL, GOTSHAL & MANGES LLP
              BRUCE E. CUNNINGHAM, ESQ.                                 767 FIFTH AVENUE
           BROBECK, PHLEGER & HARRISON LLP                          NEW YORK, NEW YORK 10153
            1125 17TH STREET, SUITE 2525                                 (212) 310-8000
               DENVER, COLORADO 80202
                   (303) 293-0760

                            ------------------------

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [ ]

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]
                            ------------------------
    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(a), MAY DETERMINE.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                EXPLANATORY NOTE

     This registration statement covers the registration of 14,950,000 shares of common stock offered by the registrant pursuant to an underwritten public offering, which includes 1,950,000 shares of common stock issuable upon exercise of the Underwriters' over-allotment option. This registration statement also covers up to 1,808,407 shares of common stock to be offered to Cisco Systems, Inc., Com21, Inc. and Microsoft Corporation in a concurrent offering that is not underwritten. The concurrent offering consists of $7.5 million of common stock offered to Cisco, $1 million of common stock offered to Com21, and $10 million of common stock offered to Microsoft, in each case at the offering price, net of the underwriting discount. Therefore, this registration statement contains two forms of prospectus: one to be used in connection with the public offering and the other to be used in connection with the concurrent offerings to Cisco, Com21 and Microsoft. The public offering prospectus and the concurrent offering prospectus are identical in all respects except for the front cover pages, the tables of contents, the descriptions of the plan of distribution and the descriptions of legal matters. The alternate pages of the concurrent offering prospectus are included herein after the final page of the public offering prospectus and are labeled "Alternate Page for Concurrent Offering Prospectus." Final forms of each prospectus will be filed with the Securities and Exchange Commission under Rule 424(b).

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The following table sets forth the estimated costs and expenses, other than the underwriting discounts and commissions, payable by the Registrant in connection with the sale of the common stock being registered, all of which will be paid by the Registrant.

                                                               AMOUNT TO
                                                                BE PAID
                                                               ----------
SEC registration fee........................................   $   60,565
NASD filing fee.............................................       12,500
Nasdaq National Market listing fee..........................       95,000
Legal fees and expenses.....................................      600,000
Blue sky fees and expenses..................................        5,000
Accounting fees and expenses................................      250,000
Directors and officers liability insurance..................      600,000
Printing and engraving......................................      350,000
Transfer agent fees.........................................       10,000
Miscellaneous...............................................       16,935
                                                               ----------
          Total.............................................   $2,000,000
                                                               ==========

---------------
* To be supplied by amendment.

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     The Registrant's Amended and Restated Certificate of Incorporation to be in effect upon the closing of this offering (the "Certificate") provides that, except to the extent prohibited by the Delaware General Corporation Law, as amended (the "DGCL"), the Registrant's directors shall not be personally liable to the Registrant or its stockholders for monetary damages for any breach of fiduciary duty as directors of the Registrant. Under the DGCL, the directors have a fiduciary duty to the Registrant which is not eliminated by this provision of the Certificate and, in appropriate circumstances, equitable remedies such as injunctive or other forms of non-monetary relief will remain available. In addition, each director will continue to be subject to liability under the DGCL for breach of the director's duty of loyalty to the Registrant and its stockholders, for acts or omissions which are found by a court of competent jurisdiction to be not in good faith or involving intentional misconduct, for knowing violations of law, for actions leading to improper personal benefit to the director, and for payment of dividends or approval of stock repurchases or redemptions that are prohibited by DGCL. This provision also does not affect the directors' responsibilities under any other laws, such as the Federal securities laws or state or Federal environmental laws. The Registrant has obtained liability insurance for its officers and directors.

     Section 145 of the DGCL empowers a corporation to indemnify its directors and officers and to purchase insurance with respect to liability arising out of their capacity or status as directors and officers. The Certificate provides that the Registrant shall indemnify any person who was or is a party or is threatened to be made a party to or becomes involved in any action, suit or proceeding (whether civil, criminal, administrative or investigative) by reason of the fact that such person is or was a director or officer of the Registrant, or is or was serving at the request of the Registrant as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses (including attorney's fees), judgments, fines and amounts paid in settlement reasonably incurred by such person in connection with such action, suit or proceeding. The DGCL provides further that the indemnification permitted thereunder shall not be deemed exclusive of any other rights to which the directors and officers may be entitled under the corporation's bylaws, any agreement, a vote of stockholders or otherwise. The Registrant has entered into indemnification agreements with each member of the Board of Directors providing for the indemnification of the directors to the fullest extent authorized, permitted or allowed by Delaware law.

     At present, there is no pending litigation or proceeding involving any director, officer, employee or agent as to which indemnification will be required or permitted under the Certificate. The Registrant is not aware of any threatened litigation or proceeding that may result in a claim for such indemnification.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

     Since the Registrant's inception, the Registrant has made the following sales of securities that were not registered under the Securities Act:

     1. On April 3, 1998, the Registrant issued and sold 6,200,000 shares of common stock (subsequently valued by the Registrant at $.52 per share or $3,200,000 in the aggregate) of the Registrant in exchange for 200,000 shares of common stock of CATV.net, Inc. and 2,000,000 shares of common stock of High Speed Access Network, Inc. in reliance on the exemption from registration provided by Section 4(2) of the Securities Act.

     2. During the period from April 3, 1998 to August 14, 1998, the Registrant issued and sold 5,000,000 shares of Series A Convertible Preferred Stock to Broadband Solutions, LLC in a private placement for an aggregate consideration of $5,000,000 in cash. Sales of Series A Convertible Preferred Stock were made in reliance on the exemption from registration provided by Section 4(2) of the Securities Act.

     3. During the period from September 1, 1998 to November 22, 1998, the Registrant issued and sold 2,000,000 shares of Series B Convertible Preferred Stock to Broadband Solutions II, LLC in a private placement for an aggregate consideration of $5,000,000 in cash and cancellation of indebtedness. Sales of Series B Convertible Preferred Stock were made in reliance on the exemption from registration provided by Section 4(2) of the Securities Act.

     4. On November 25, 1998, the Registrant issued and sold 8,000,000 shares of Series B Convertible Preferred Stock to Vulcan Ventures, Incorporated in a private placement for an aggregate consideration of $20,000,000 in cash. The sale of Series B Convertible Preferred Stock was made in reliance on an exemption from registration provided by Section 4(2) of the Securities Act.

     5. On November 25, 1998 the Registrant issued to Vulcan Ventures, Incorporated warrants to purchase up to an aggregate of 7,750,000 shares of common stock of the Registrant at a purchase price of $3.23 per share. 3,875,000 of the warrants expire on July 31, 2003 and 3,875,000 of the warrants expire on July 31, 2004. The warrants were issued in reliance on an exemption from registration provided by Section 4(2) of the Securities Act.

     6. On March 24, 1999, the Registrant issued to Atlanta On-Line Internet Inc. warrants to purchase 20,150 shares of common stock of the Registrant at a purchase price of $6.45 per share. The warrants were issued in reliance on an exemption from registration provided by Section 4(2) of the Securities Act.

     7. On April 29, 1999, the Registrant issued and sold 5,000,000 shares of Series C Convertible Preferred Stock to Vulcan Ventures, Incorporated in a private placement for an aggregate consideration of $25,000,000 in cash. The sale of Series C Convertible Preferred Stock was made in reliance on an exemption from registration provided by Section 4(2) of the Securities Act.

     8. On April 30, 1999, the Registrant issued to Microsoft Corporation warrants to purchase 250,000 shares of common stock of the Registrant for a purchase price equal to 125% of the public offering price per share. The warrants were issued in reliance on an exemption from registration provided by
Section 4(2) of the Securities Act.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

     (a) Exhibits.


         NUMBER                                  DESCRIPTION
         ------                                  -----------
          1.1            -- Form of Underwriting Agreement.
          1.2**          -- Stock Purchase Agreement between High Speed Access Corp.
                            and Cisco Systems, Inc., as amended May 3, 1999.
          1.3**          -- Stock Purchase Agreement between High Speed Access Corp.
                            and Com21, Inc.
          1.4**          -- Stock Purchase Agreement between High Speed Access Corp.
                            and Microsoft Corporation
          3.1**          -- Form of Amended and Restated Certificate of Incorporation
                            to be effective upon the closing of the offering.
          3.2**          -- Form of Amended and Restated Bylaws to be effective upon the closing of the offering.
          4.1**          -- Specimen Common Stock certificate.
          4.2            -- See Exhibits 3.1 and 3.2 for provisions defining the
                            rights of holders of common stock of the Registrant.
          5.1            -- Opinion of Brobeck, Phleger & Harrison LLP.
          9.1**          -- Voting Trust Agreement dated as of March 30, 1999 among
                            Terrence J. Herron, as Voting Trustee, and Joseph S.,
                            Gans, III, Joseph W. Aman, Lawrence Shewack, John Howell
                            and Terrence J. Herron.
         10.1**          -- Contribution Agreement among High Speed Access Corp.,
                            Broadband Solutions, LLC, and certain shareholders of
                            High Speed Access Corp., dated as of April 3, 1998, as
                            amended November 25, 1998.
         10.2**          -- Series B Convertible Preferred Stock Purchase Agreement
                            between High Speed Access Corp. and Broadband Solutions
                            II, LLC, dated as of September 1, 1998, as amended
                            November 25, 1998.
         10.3**          -- Series B Convertible Preferred Stock Purchase Agreement
                            between High Speed Access Corp. and Vulcan Ventures,
                            Incorporated, dated as of November 25, 1998.
         10.4**          -- Series C Convertible Preferred Stock Purchase Agreement
                            between High Speed Access Corp. and Vulcan Ventures,
                            Incorporated, dated November 25, 1998.
         10.5**          -- Class A Securities Purchase Warrant between High Speed
                            Access Corp. and Vulcan Ventures, Incorporated, dated as
                            of November 25, 1998, as Assigned April 23, 1999 and as
                            amended April 29, 1999.
         10.6**          -- Class B Securities Purchase Warrant between High Speed
                            Access Corp. Vulcan Ventures, Incorporated, dated as of
                            November 25, 1998, as Assigned April 23, 1999, and as
                            amended April 29, 1999.
         10.7**          -- Systems Access and Investment Agreement among High Speed
                            Access Corp., Vulcan Ventures, Incorporated, Charter
                            Communications, Inc. and Marcus, Inc., dated as of
                            November 25, 1998.
         10.8**          -- Programming Content Agreement between High Speed Access
                            Corp. and Vulcan Ventures, Incorporated, dated as of
                            November 25, 1998.
         10.9            -- Network Service Agreement between High Speed Access
                            Corp., Charter Communications, Inc., and Marcus Cable,
                            Inc., dated as of November 25, 1998.
         10.10**         -- Amended and Restated Registration Rights Agreement, dated as of November 25, 1998.
         10.11**         -- Voting Agreement by and among High Speed Access Corp. and certain shareholders dated as of November 25, 1998.

         NUMBER                                  DESCRIPTION
         ------                                  -----------
         10.12**         -- Employment, Non-Competition and Non-Disclosure Agreement
                            with W. Kent Oyler, III, dated April 3, 1998.
         10.13**         -- Employment, Non-Competition and Non-Disclosure Agreement
                            with Ronnie W. Pitcock, dated April 3, 1998.
         10.14**         -- $650,000 Promissory Note by High Speed Access Corp. in
                            favor of Gans Multimedia Partnership, dated April 3,
                            1998.
         10.15**         -- Assignment and Security Agreement dated April 3, 1998
                            between High Speed Access Corp. and Gans Multimedia
                            Partnership.
         10.16**         -- Noncompetition and Nondisclosure Agreement dated April 3,
                            1998 between High Speed Access Corp. and Joseph S. Gans,
                            III.
         10.17**         -- Convertible Preferred Stock Purchase Agreement dated as of April 3, 1998 among High Speed Access Network, Inc.,
                            Ronnie W. Pitcock, Joseph S. Gans, III and Broadband
                            Solutions, LLC.
         10.18**         -- Convertible Preferred Stock Purchase Agreement dated as of February 23, 1998 among CATV.net, Inc., Kent Oyler,
                            David Gibbs, Gibbs Family Limited Partnership, Colorado
                            Limited Partnership, OPM Services, Inc. and Broadband
                            Solutions, LLC.
         10.19**         -- Convertible Preferred Stock Registration Rights Agreement
                            dated as of February 23, 1998 among CATV.net, Inc., Kent
                            Oyler, David Gibbs, Gibbs Family Limited Partnership,
                            Colorado Limited Partnership, OPM Services, Inc. and
                            Broadband Solutions, LLC.
         10.20**         -- Services Agreement dated February 20, 1998 between
                            CATV.net, Inc. and OPM Services, Inc.
         10.21**         -- Asset Purchase Agreement dated March 17, 1999 among High
                            Speed Access Corp., Atlanta On-Line InterNet, Inc.,
                            Marvin Anglin and Ellen Anglin.
         10.22**         -- Warrant to Purchase Common Stock dated March 24, 1999
                            between High Speed Access Corp. and Atlanta On-Line
                            InterNet, Inc.
         10.23**         -- Warrant to Purchase Common Stock of Darwin Networks, Inc.
                            dated as of March 15, 1999 between Darwin Networks, Inc.
                            and High Speed Access Corp.
         10.24**         -- Revolving Credit Note dated as of March 15, 1999 issued by Darwin Networks, Inc. in favor of High Speed Access
                            Corp.
         10.25**         -- Services Agreement dated as of March 15, 1999 between
                            High Speed Access Corp. and Darwin Networks, Inc.
         10.26**         -- Amended and Restated Shareholders Agreement dated as of
                            November 25, 1998 among High Speed Access Corp. and
                            shareholders of High Speed Access Corp.
         10.27**         -- Master Loan and Security Agreement dated as of February
                            4, 1999 between Finova Capital Corporation and High Speed
                            Access Corp.
         10.28**         -- Lease dated April 1, 1998 between High Speed Access Corp.
                            and Henry Vogt Machine Co., as amended by a First
                            Amendment to Lease dated May 1, 1998, a Second Amendment
                            to Lease dated June 1, 1998, a Third Amendment to Lease
                            dated July 20, 1998, a Fourth Amendment to Lease dated
                            September 1, 1998, a Fifth Amendment to lease dated
                            November 1, 1998, a Sixth Amendment to Lease dated
                            January 1, 1999, and a Seventh Amendment to Lease dated
                            March 15, 1999.
         10.29**         -- HSAnet Cable Affiliate Agreement between High Speed
                            Access Network, Inc. and Gans Multimedia partnership
                            dated October 15, 1997.
         10.30**         -- 1998 High Speed Access Corp. Stock Option Plan
         10.31**         -- 1999 High Speed Access Corp. Stock Option Plan.

         NUMBER                                  DESCRIPTION
         ------                                  -----------
         10.32**         -- High Speed Access Corp. Non-Employee Director Stock
                            Option Plan.
         10.33**         -- Form of Indemnity Agreement.
         10.34**         -- Securities Purchase Warrant dated as of April 30, 1999
                            between High Speed Access Corp. and Microsoft
                            Corporation.
         10.35**         -- Letter Agreement dated as of April 30, 1999 between High
                            Speed Access Corp. and Microsoft Corporation.
         10.36+**        -- Letter of Intent between High Speed Access Corp. and
                            ServiceCo LLC dated as of March 31, 1999.
         10.37**         -- Master Services Agreement dated as of January 1, 1999
                            between High Speed Access Corp. and National Cable
                            Television Cooperative, Inc.
         21.1**          -- Subsidiaries.
         23.1**          -- Consent of PricewaterhouseCoopers LLP.
         23.2**          -- Consent of PricewaterhouseCoopers LLP.
         23.3**          -- Consent of PricewaterhouseCoopers LLP.
         23.4            -- Consent of Brobeck, Phleger & Harrison LLP (included in
                            Exhibit 5.1).
         24.1**          -- Powers of Attorney (See Signature Page).
         27.1**          -- Financial Data Schedule.


---------------


** Previously filed.


 + Confidential treatment requested for certain portions of this Exhibit pursuant to Rule 406 promulgated under the Securities Act.

ITEM 17. UNDERTAKINGS

     The undersigned Registrant hereby undertakes to provide to the Underwriter at the closing specified in the Underwriting Agreement, certificates in such denominations and registered in such names as required by the Underwriter to permit prompt delivery to each purchaser.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     The undersigned Registrant hereby undertakes that:

     (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424 (b)(1) or (4), or 497(h) under the Securities Act of 1933, shall be deemed to be part of this registration statement as of the time it was declared effective.

     (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Denver, State of Colorado, on this 3rd day of June, 1999.


                                            HIGH SPEED ACCESS CORP.

                                            By:    /s/ GEORGE E. WILLETT
                                              ----------------------------------
                                                Name: George E. Willett
                                                Title: Chief Financial Officer

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated:


                      SIGNATURE                                    TITLE(S)                   DATE
                      ---------                                    --------                   ----
                          *                            President (Principal Executive     June 3, 1999
-----------------------------------------------------    Officer)
                  Ron Pitcock, Sr.

                          *                            Chief Financial Officer            June 3, 1999
-----------------------------------------------------    (Principal Financial and
                  George E. Willett                      Accounting Officer)

                          *                            Director, Chairman                 June 3, 1999
-----------------------------------------------------
                 David A. Jones, Jr.

               /s/ ROBERT S. SAUNDERS                  Director, Vice Chairman            June 3, 1999
-----------------------------------------------------
                 Robert S. Saunders

                          *                            Director                           June 3, 1999
-----------------------------------------------------
                Irving W. Bailey, II

                          *                            Director                           June 3, 1999
-----------------------------------------------------
                 Michael E. Gellert

                          *                            Director                           June 3, 1999
-----------------------------------------------------
                   Jerald L. Kent

                          *                            Director                           June 3, 1999
-----------------------------------------------------
                  William D. Savoy

                          *                            Director                           June 3, 1999
-----------------------------------------------------
                  Stephen E. Silva

             *By: /s/ ROBERT S. SAUNDERS
  ------------------------------------------------
                 Robert S. Saunders
                  Attorney-in-Fact

                               INDEX TO EXHIBITS


         NUMBER                                  DESCRIPTION
         ------                                  -----------
          1.1            -- Form of Underwriting Agreement.
          1.2**          -- Stock Purchase Agreement between High Speed Access Corp.
                            and Cisco Systems, Inc., as amended May 3, 1999.
          1.3**          -- Stock Purchase Agreement between High Speed Access Corp.
                            and Com21, Inc.
          1.4**          -- Stock Purchase Agreement between High Speed Access Corp.
                            and Microsoft Corporation
          3.1**          -- Form of Amended and Restated Certificate of Incorporation
                            to be effective upon the closing of the offering.
          3.2**          -- Form of Amended and Restated Bylaws to be effective upon the closing of the offering.
          4.1**          -- Specimen Common Stock certificate.
          4.2            -- See Exhibits 3.1 and 3.2 for provisions defining the
                            rights of holders of common stock of the Registrant.
          5.1            -- Opinion of Brobeck, Phleger & Harrison LLP.
          9.1**          -- Voting Trust Agreement dated as of March 30, 1999 among
                            Terrence J. Herron, as Voting Trustee, and Joseph S.,
                            Gans, III, Joseph W. Aman, Lawrence Shewack, John Howell
                            and Terrence J. Herron.
         10.1**          -- Contribution Agreement among High Speed Access Corp.,
                            Broadband Solutions, LLC, and certain shareholders of
                            High Speed Access Corp., dated as of April 3, 1998, as
                            amended November 25, 1998.
         10.2**          -- Series B Convertible Preferred Stock Purchase Agreement
                            between High Speed Access Corp. and Broadband Solutions
                            II, LLC, dated as of September 1, 1998, as amended
                            November 25, 1998.
         10.3**          -- Series B Convertible Preferred Stock Purchase Agreement
                            between High Speed Access Corp. and Vulcan Ventures,
                            Incorporated, dated as of November 25, 1998.
         10.4**          -- Series C Convertible Preferred Stock Purchase Agreement
                            between High Speed Access Corp. and Vulcan Ventures,
                            Incorporated, dated November 25, 1998.
         10.5**          -- Class A Securities Purchase Warrant between High Speed
                            Access Corp. and Vulcan Ventures, Incorporated, dated as
                            of November 25, 1998 as Assigned April 23, 1999 and as
                            amended April 29, 1999.
         10.6**          -- Class B Securities Purchase Warrant between High Speed
                            Access Corp. Vulcan Ventures, Incorporated, dated as of
                            November 25, 1998 as Assigned April 23, 1999, and as
                            amended April 29, 1999.
         10.7**          -- Systems Access and Investment Agreement among High Speed
                            Access Corp., Vulcan Ventures, Incorporated, Charter
                            Communications, Inc. and Marcus, Inc., dated as of
                            November 25, 1998.
         10.8**          -- Programming Content Agreement between High Speed Access
                            Corp. and Vulcan Ventures, Incorporated, dated as of
                            November 25, 1998.
         10.9            -- Network Service Agreement between High Speed Access
                            Corp., Charter Communications, Inc., and Marcus Cable,
                            Inc., dated as of November 25, 1998.
         10.10**         -- Amended and Restated Registration Rights Agreement, dated as of November 25, 1998.
         10.11**         -- Voting Agreement by and among High Speed Access Corp. and certain shareholders dated as of November 25, 1998.
         10.12**         -- Employment, Non-Competition and Non-Disclosure Agreement
                            with W. Kent Oyler, III, dated April 3, 1998.

         NUMBER                                  DESCRIPTION
         ------                                  -----------
         10.13**         -- Employment, Non-Competition and Non-Disclosure Agreement
                            with Ronnie W. Pitcock, dated April 3, 1998.
         10.14**         -- $650,000 Promissory Note by High Speed Access Corp. in
                            favor of Gans Multimedia Partnership, dated April 3,
                            1998.
         10.15**         -- Assignment and Security Agreement dated April 3, 1998
                            between High Speed Access Corp. and Gans Multimedia
                            Partnership.
         10.16**         -- Noncompetition and Nondisclosure Agreement dated April 3,
                            1998 between High Speed Access Corp. and Joseph S. Gans,
                            III.
         10.17**         -- Convertible Preferred Stock Purchase Agreement dated as of April 3, 1998 among High Speed Access Network, Inc.,
                            Ronnie W. Pitcock, Joseph S. Gans, III and Broadband
                            Solutions, LLC.
         10.18**         -- Convertible Preferred Stock Purchase Agreement dated as of February 23, 1998 among CATV.net, Inc., Kent Oyler,
                            David Gibbs, Gibbs Family Limited Partnership, Colorado
                            Limited Partnership, OPM Services, Inc. and Broadband
                            Solutions, LLC.
         10.19**         -- Convertible Preferred Stock Registration Rights Agreement
                            dated as of February 23, 1998 among CATV.net, Inc., Kent
                            Oyler, David Gibbs, Gibbs Family Limited Partnership,
                            Colorado Limited Partnership, OPM Services, Inc. and
                            Broadband Solutions, LLC.
         10.20**         -- Services Agreement dated February 20, 1998 between
                            CATV.net, Inc. and OPM Services, Inc.
         10.21**         -- Asset Purchase Agreement dated March 17, 1999 among High
                            Speed Access Corp., Atlanta On-Line InterNet, Inc.,
                            Marvin Anglin and Ellen Anglin.
         10.22**         -- Warrant to Purchase Common Stock dated March 24, 1999
                            between High Speed Access Corp. and Atlanta On-Line
                            InterNet, Inc.
         10.23**         -- Warrant to Purchase Common Stock of Darwin Networks, Inc.
                            dated as of March 15, 1999 between Darwin Networks, Inc.
                            and High Speed Access Corp.
         10.24**         -- Revolving Credit Note dated as of March 15, 1999 issued by Darwin Networks, Inc. in favor of High Speed Access
                            Corp.
         10.25**         -- Services Agreement dated as of March 15, 1999 between
                            High Speed Access Corp. and Darwin Networks, Inc.
         10.26**         -- Amended and Restated Shareholders Agreement dated as of
                            November 25, 1998 among High Speed Access Corp. and
                            shareholders of High Speed Access Corp.
         10.27**         -- Master Loan and Security Agreement dated as of February
                            4, 1999 between Finova Capital Corporation and High Speed
                            Access Corp.
         10.28**         -- Lease dated April 1, 1998 between High Speed Access Corp.
                            and Henry Vogt Machine Co., as amended by a First
                            Amendment to Lease dated May 1, 1998, a Second Amendment
                            to Lease dated June 1, 1998, a Third Amendment to Lease
                            dated July 20, 1998, a Fourth Amendment to Lease dated
                            September 1, 1998, a Fifth Amendment to lease dated
                            November 1, 1998, a Sixth Amendment to Lease dated
                            January 1, 1999, and a Seventh Amendment to Lease dated
                            March 15, 1999.
         10.29**         -- HSAnet Cable Affiliate Agreement between High Speed
                            Access Network, Inc. and Gans Multimedia partnership
                            dated October 15, 1997.
         10.30**         -- 1998 High Speed Access Corp. Stock Option Plan
         10.31**         -- 1999 High Speed Access Corp. Stock Option Plan.
         10.32**         -- High Speed Access Corp. Non-Employee Director Stock
                            Option Plan.
         10.33**         -- Form of Indemnity Agreement.

         NUMBER                                  DESCRIPTION
         ------                                  -----------
         10.34**         -- Securities Purchase Warrant dated as of April 30, 1999
                            between High Speed Access Corp. and Microsoft
                            Corporation.
         10.35**         -- Letter Agreement dated as of April 30, 1999 between High
                            Speed Access Corp. and Microsoft Corporation.
         10.36+**        -- Letter of Intent between High Speed Access Corp. and
                            ServiceCo LLC dated as of March 31, 1999.
         10.37**         -- Master Services Agreement dated as of January 1, 1999
                            between High Speed Access Corp. and National Cable
                            Television Cooperative, Inc.
         21.1**          -- Subsidiaries.
         23.1**          -- Consent of PricewaterhouseCoopers LLP.
         23.2**          -- Consent of PricewaterhouseCoopers LLP.
         23.3**          -- Consent of PricewaterhouseCoopers LLP.
         23.4            -- Consent of Brobeck, Phleger & Harrison LLP (included in
                            Exhibit 5.1).
         24.1**          -- Powers of Attorney (See Signature Page).
         27.1**          -- Financial Data Schedule.


---------------


** Previously filed.


+ Confidential treatment requested for certain portions of this Exhibit pursuant to Rule 406 promulgated under the Securities Act.